EXHIBIT 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Transamerica Advisors Life Insurance Company (the “Company”) on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Hopewell, Chief Financial Officer, Vice President, Treasurer and Controller of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Hopewell
David Hopewell
Chief Financial Officer, Vice President, Treasurer and Corporate Controller

Dated: August 13, 2015

A signed original of this written statement required by Section 906 has been provided to Transamerica Advisors Life Insurance Company and will be retained by Transamerica Advisors Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.